DATA PAGES

PART A - THIS PART LISTS YOUR PERSONAL DATA

PARTICIPANT:    [JOHN DOE]

Age: [35]         Sex: [Male]

CERTIFICATE NUMBER:         [20001]

ISSUE DATE:     [March 8, 2001]

PARTICIPATION DATE:        [March 31, 2001]

ANNUITY COMMENCEMENT DATE: [March 8, 2031]

THE MAXIMUM MATURITY AGE IS AGE [85] - SEE SECTION 7.07

BENEFICIARY:    [Jane Doe]



PART B--THIS PART LISTS THE CONTRACT TERMS THAT AFFECT YOUR CERTIFICATE.

Initial Guaranteed Interest Rate:           [3.00% To December 31, 2004]

Minimum Guaranteed Interest Rate:           [3.00% until December 31, 2004]
                                            [1.00% After December 31, 2004]

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PART B (CONTINUED)

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION PERCENTAGE (UNTIL CHANGED) IS ALSO SHOWN:

Investment Options*                                              Type**                 Allocation Percentage***
-------------------                                              ------                 ------------------------
     o   [EQ/ Equity 500 Index                                   Type A                 [0%
     o   EQ/Alliance Growth & Income                             Type A                 0%
     o   EQ/Alliance Common Stock                                Type A                 30%
     o   EQ/Alliance International                               Type A                 0%
     o   EQ/Alliance Small Cap Growth                            Type A                 0%
     o   EQ/Money Market                                         Type B                 0%
     o   EQ/Alliance Intermediate Gov't. Securities              Type B                 0%
     o   EQ/Alliance Quality Bond                                Type B                 10%
     o   EQ/J.P. Morgan Core Bond                                Type B                 0%
     o   AXA Premier VIP Core Bond                               Type B                 0%
     o   EQ/Bernstein Diversified Value                          Type A                 0%
     o   EQ/Putnam Growth & Income Value                         Type A                 10%
     o   EQ/MFS Emerging Growth Companies                        Type A                 0%
     o   EQ/Emerging Markets Equity                              Type A                 0%
     o   EQ/FI Small/Mid Cap Value                               Type A                 0%
     o   EQ/Mercury Basic Value Equity                           Type A                 0%
     o   EQ/Alliance Premier Growth                              Type A                 0%
     o   EQ/Evergreen Omega                                      Type A                 0%
     o   EQ/MFS Investors Trust                                  Type A                 0%
     o   EQ/Capital Guardian Research                            Type A                 0%
     o   EQ/Capital Guardian U.S. Equity                         Type A                 0%
     o   EQ/Calvert Socially Responsible                         Type A                 0%
     o   EQ/FI Mid Cap                                           Type A                 0%
     o   EQ/Technology                                           Type A                 0%
     o   EQ/Marisco Focus                                        Type A                 30%
     o   EQ/Janus Large Cap Growth                               Type A                 0%
     o   EQ/Capital Guardian International                       Type A                 0%
     o   EQ/Lazard Small Cap Value                               Type A                 0%
     o   EQ/Mercury Equity Value                                 Type A                 0%
     o   EQ/Putnam Voyager                                       Type A                 0%
     o   EQ/Small Company Index                                  Type A                 0%
     o   AXA Moderate Allocation                                 Type A                 0%
     o   AXA Premier VIP Aggressive Equity                       Type A                 0%
     o   AXA Premier VIP High Yield                              Type A                 0%
     o   AXA Premier VIP Large Cap Growth                        Type A                 0%
     o   AXA Premier VIP Large Cap Core Equity                   Type A                 0%
     o   AXA Premier VIP Large Cap Value                         Type A                 0%
     o   AXA Premier VIP Small/Mid Growth                        Type A                 0%
     o   AXA Premier VIP Small Mid/Cap Value                     Type A                 0%
     o   AXA Premier VIP International Equity                    Type A                 0%
     o   FIXED MATURITY OPTIONS****                              Type B                 0%
     o   GUARANTEED INTEREST OPTION                              N/A                    20%]
                                                                 ---------------------------
                                                                 Total:                 100%

         ***FIXED MATURITY OPTION: EXPIRATION DATE AND GUARANTEED RATE

         * INVESTMENT OPTIONS SHOWN ARE INVESTMENT OPTIONS OF OUR SEPARATE ACCOUNT A, EXCEPT THE FIXED MATURITY OPTIONS WHICH ARE OUR SEPARATE ACCOUNT NO. [48].
         ** SEE SECTION 2.01
         ***FIXED MATURITY OPTIONS ARE OFFERED WITH VARYING EXPIRATION DATES
            SPANNING AN APPROXIMATE 10 YEAR PERIOD. FIXED MATURITY OPTIONS ARE ONLY AVAILABLE IF THE RATE TO MATURITY IS MORE THAN 3%.

2004EDCCERT-A/B                                                      Data Page 2
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DATA PAGES (CONTINUED)

CONTRIBUTION LIMITS (SEE SECTION 3.01):

Initial Contribution minimum is [$20]. Additional Contribution minimum is [$20].

MINIMUM TRANSFER AMOUNT (SEE SECTION 4.01):   [$300] or the Annuity Account
Value in an Investment Option if less.

TRANSFER RULES (SEE SECTION 4.02):

If you have elected the Guaranteed Interest Option and any Type B Investment Option, whether or not amounts have actually been placed in any such Investment Option, then the maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Participation Year is:

(a) [25% of the amount you have in the Guaranteed Interest Option on the last day of the prior Participation Year or, if greater,

(b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Participation Year.]

THIRD PARTY TRANSFER CHARGE (SEE SECTION 9.02):

We will deduct a charge for each occurrence of a direct transfer to a third party of amounts under your Certificate. This charge will not be less than $25 or greater than $65.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [$300] or the Annuity Account Value if less.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.01):
[$500].

NORMAL FORM OF ANNUITY (SEE SECTION 7.03):

Life with Ten-Year Period Certain

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.08):

[6%] per year.

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.08):

[$2,000], as well as a minimum of [$20] for the initial monthly annuity payment.

2004EDCCERT-A/B                                                      Data Page 3
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DATA PAGES (CONTINUED)

WITHDRAWAL CHARGE (SEE SECTION 9.01):

PARTICIPATION/CONTRACT YEAR         PERCENTAGE

         [1                             6%
         2                              6%
         3                              6%
         4                              6%
         5                              6%
         6                              5%
         7                              4%
         8                              3%
         9                              2%
         10                             1%
         Thereafter                     0%]

The Withdrawal Charge waivers, if applicable, are listed on the following Data Page.

  CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 9.05):

  ENHANCED DEATH BENEFIT CHARGE

If you have elected the Enhanced Death Benefit a charge of .15% of the Annuity Account Value will be deducted from the Annuity Account Value.

ADMINISTRATIVE CHARGE

As of the last day of each Participation Year, if the Annuity Account Value on that date is less than [$25,000], we will withdraw from the Investment Options an Annual Administrative Charge equal to the lesser of [$30] or 2% of the Annuity Account Value including the amount of any prior withdrawals during that Participation Year. This charge may be increased up to a maximum of $65.

If the Annuity Account Value is [$25,000] or greater at the end of a Participation Year, the Annual Administrative Charge is zero.

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 9.05):

[.25%] this is subject to change as described in Section 9.09 and as described in Section 9.05; the maximum annual charge will not exceed 2.00%.

2004EDCCERT-A/B                                                      Data Page 4
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DATA PAGES (CONTINUED)

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS:

(1) [The later of the completion of at least five Participation Years and your attainment of age 59-1/2; or

(2) A request is made for a refund of a Contribution in excess of the amount that may be contributed under Section 457 of the Code within one month of the date on which the Contribution is made; or

(3) Your attainment of age 55, the completion of at least five Participation Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain; or

(4) Your completion of at least three Participation Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity from us, where the certain period of such annuity is at least ten years; or

(5) The receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution from us, pursuant to the terms of the Contract; or

(6)  The withdrawal is made to satisfy minimum distribution requirements; or

(7) You elect a withdrawal that qualifies as a unforeseeable emergency under the Code; or

(8)  You die and a death benefit is payable to the Beneficiary; or

(9)  Severance from employment; or

(10) You have qualified to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

     Written notice of claim must be given to us during your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(11) We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(12) You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

- its main function is to provide skilled, intermediate, or custodial nursing care;
-    it provides continuous room and board to three or more persons;
-    it is supervised by a registered nurse or licensed practical nurse;
-    it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described above in items [10 through 12] above existed at the time this Certificate was issued or if the condition began within the 12-month period following the issuance of this Certificate.

(13)The withdrawal is made to provide an annuity from us as requested by the Employer; or

(14) When transfers to other funding vehicles under the Plan are made.]

2004EDCCERT-A/B                                                      Data Page 5